Exhibit 99.1

Pegasystems Announces Financial Results for Second Quarter and First Six Months of 2015

Exceeds Revenue Targets and Continues to Build Backlog in First Half of 2015

CAMBRIDGE, Mass. – July 29, 2015 – Pegasystems Inc. (NASDAQ: PEGA), the software company empowering the world’s leading enterprises with strategic business applications, today announced results for its second quarter and six months ended June 30, 2015.

“We are delighted with our strong performance in the first half of 2015, which we believe reflects our unique ability to help clients manage customer engagement on a global scale and rapidly adapt to change,” said Alan Trefler, Founder and CEO of Pegasystems. “We exceeded our revenue goals while building backlog, demonstrating strong execution throughout the organization. We continue to be gratified that the most successful enterprises in the world are choosing Pega to transform their organizations for efficiency and competitive advantage.”

SELECTED GAAP & NON-GAAP RESULTS (1)

	Three Months Ended June 30,

($ in thousands except per share amounts)	2015	2015	2014	2014	% Increase

	GAAP	Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP

Total Revenue	$162,019	$162,019	$142,985	$143,868	13%	13%
License Revenue	$63,497	$63,497	$54,012	$54,533	18%	16%
Cloud Revenue	$7,279	$7,279	$3,727	$3,936	95%	85%
Net Income	$3,104	$10,945	$1,504	$7,989	106%	37%
Diluted Earnings per share	$0.04	$0.14	$0.02	$0.10	100%	40%

	Six Months Ended June 30,				% Increase (Decrease)
($ in thousands except per share amounts)	2015	2015	2014	2014

	GAAP	Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP

Total Revenue	$315,937	$315,937	$283,449	$286,091	11%	10%
License Revenue	$121,472	$121,472	$106,626	$107,669	14%	13%
Cloud Revenue	$13,456	$13,456	$7,585	$8,182	77%	64%
Net Income	$9,039	$21,131	$11,269	$23,695	(20%)	(11%)
Diluted Earnings per share	$0.11	$0.27	$0.14	$0.30	(21%)	(10%)

(1) See a reconciliation of our GAAP to Non-GAAP measures contained in the financial schedules at the end of this release.

Cash: Total cash, cash equivalents, and marketable securities at June 30, 2015 was $226.9 million, up 7% from 2014 year-end.

Cash generated from operations for the first six months of 2015 was $39.4 million. Free Cash Flow, which we define as operating cash flow less Cap Ex, was $32.1 million for the first six months of 2015.

License and Cloud Backlog: The Company computes license and cloud backlog by adding billed deferred license and cloud revenue and off-balance sheet license and cloud commitments, which is business that is contracted, unbilled, and not recorded on the Company’s balance sheet.

License and Cloud Backlog (1)

	June 30,
($ in thousands)	2015	2014	% Increase

Total billed deferred license and cloud revenue	61,339	54,938	12%
Total off-balance sheet license and cloud commitments (2)	330,043	298,658	11%
TOTAL LICENSE AND CLOUD BACKLOG	391,382	353,596	11%

(1) See historical quarterly license backlog amounts including cloud in a separate schedule at the end of this release.

(2) See the “Future Cash Receipts from License and Cloud Arrangements” table on page 23 of the Quarterly Report on Form 10-Q for the period ending June 30, 2015.

“With a strong first half to 2015, Pegasystems continues to execute against its financial performance goals,” said Rafe Brown, Pegasystems CFO. “As a result of the increased visibility gained by building backlog in the first half, we believe we will modestly exceed our previously issued GAAP and non-GAAP revenue guidance of approximately $653 million for the full year 2015. We reiterate our previously issued GAAP diluted EPS guidance for the year of approximately 49 cents per share and non-GAAP diluted EPS guidance for the year of approximately 78 cents per share, as we continue to invest in our strategic applications, cloud, sales, and marketing efforts.”

See the reconciliation of our GAAP diluted EPS guidance to non-GAAP diluted EPS guidance for the full year of 2015 at the end of this release.

Quarterly Conference Call

Pegasystems will host a conference call and audio-only Webcast associated with this announcement at 5:00 p.m. EDT today. A live audio webcast of the conference call, together with detailed financial information, can be accessed through the Company’s Website at www.pega.com/about/investors. Dial-in information is as follows: 1-877-407-3982 (domestic) or 1-201-493-6780 (international). To listen to the Webcast, log onto www.pega.com at least 5 minutes prior to the event’s broadcast and click on the Webcast icon in the Investors section. A replay of the call will also be available on www.pega.com in the Investors section Earnings Calls link.

Discussion of Non-GAAP Financial Measures

To supplement financial results presented in accordance with Generally Accepted Accounting Principles in the U.S. (“GAAP”), the Company provides non-GAAP measures, including in this release. Pegasystems’ management utilizes a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions, and for forecasting and planning for future periods. The Company’s annual financial plan is prepared both on a GAAP and non-GAAP basis, and both are approved by our board of directors. In addition and as a consequence of the importance of these measures in managing the business, the Company uses non-GAAP measures and financial performance results in the evaluation process to establish management’s compensation.

The non-GAAP measures exclude the effects of certain business combination accounting entries, stock-based compensation expense, amortization of acquired intangibles, acquisition-related expenses, and the benefit associated with favorable settlements of certain indemnification claims and indirect tax liabilities. The Company believes that these non-GAAP measures are helpful in understanding its past financial performance and its anticipated future results. These non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP. A reconciliation of the Company’s GAAP to non-GAAP measures is included in the financial schedules at the end of this release.

Forward-Looking Statements

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995: Certain statements contained in this press release may be construed as “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The words “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “estimate,” “may,” “target,” “strategy,” “is intended to,” “project,” “guidance” and similar expressions, among others, identify forward-looking statements, which speak only as of the date the statement was made. These statements are based on current expectations and assumptions and involve various risks and uncertainties, which could cause the Company’s actual results to differ from those expressed in such forward-looking statements. These risks and uncertainties include, among others, variation in demand for our products and services and the difficulty in predicting the completion of product acceptance and other factors affecting the timing of our license revenue recognition; the ongoing consolidation in the financial services, insurance, healthcare, and communications markets; reliance on third party relationships; the potential loss of vendor specific objective evidence for our time and materials professional services arrangements; the inherent risks associated with international operations and the continued weakness in international economies; foreign currency exchange rates; the financial impact of the Company’s past acquisitions and any future acquisitions; and management of the Company’s growth. Further information regarding these and other factors which could cause the Company’s actual results to differ materially from any forward-looking statements contained in this press release is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and other recent filings with the Securities and Exchange Commission. These documents are available on the Company’s website at http://www.pega.com/about/investors. The forward-looking statements contained in this press release represent the Company’s views as of July 29, 2015. Investors are cautioned not to place undue reliance on such forward-looking statements and there are no assurances that the matters contained in such statements will be achieved. Although subsequent events may cause the Company’s view to change, except as required by applicable law, the Company does not undertake and specifically disclaims any obligation to publicly update or revise these forward-looking statements whether as the result of new information, future events or otherwise. The statements should therefore not be relied upon as representing the Company’s view as of any date subsequent to July 29, 2015.

About Pegasystems

Pegasystems (NASDAQ: PEGA) develops strategic applications for sales, marketing, service, and operations. Pega’s applications streamline critical business operations, connect enterprises to their customers seamlessly in real-time across channels, and adapt to meet rapidly changing requirements. Pega’s Global 2000 customers include many of the world’s most sophisticated and successful enterprises. Pega’s applications, available in the cloud or on-premises, are built on its unified Pega 7 platform, which uses visual tools to easily extend and change applications to meet clients’ strategic business needs. Pega’s clients report that Pega gives them the fastest time to value, extremely rapid deployment, efficient re-use, and global scale. For more information, please visit us at www.pega.com.

Press Contacts:

Lisa Pintchman

Pegasystems Inc.

lisa.pintchman@pega.com

(617) 866-6022

Twitter: @pega

Investor Contact:

Sheila Ennis

ICR for Pegasystems

PegaInvestorRelations@pega.com

617-866-6077

All trademarks are the property of their respective owners.

Pegasystems Inc.

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenue:
Software license	$63,497	$54,012	$121,472	$106,626
Maintenance	49,329	45,393	98,081	90,274
Services	49,193	43,580	96,384	86,549

Total revenue	162,019	142,985	315,937	283,449

Cost of revenue:
Software license	1,030	1,177	2,106	2,756
Maintenance	5,476	5,044	10,656	9,708
Services	48,275	40,470	92,078	80,140

Total cost of revenue (1)	54,781	46,691	104,840	92,604

Gross profit	107,238	96,294	211,097	190,845

Operating expenses:
Selling and marketing	60,389	56,342	116,124	102,149
Research and development	31,372	27,323	61,216	51,932
General and administrative	10,214	10,250	16,559	19,552
Acquisition-related	13	157	39	363

Total operating expenses (1)	101,988	94,072	193,938	173,996

Income from operations	5,250	2,222	17,159	16,849
Foreign currency transaction (loss) gain	(968)	(4)	(3,930)	318
Interest income, net	216	163	529	287
Other income (expense), net	3	6	3	(526)

Income before provision for income taxes	4,501	2,387	13,761	16,928
Provision for income taxes	1,397	883	4,722	5,659

Net income	$3,104	$1,504	$9,039	$11,269

Earnings per share:
Basic	$0.04	$0.02	$0.12	$0.15

Diluted	$0.04	$0.02	$0.11	$0.14

Weighted-average number of common shares outstanding:
Basic	76,626	76,286	76,514	76,385
Diluted	78,950	78,280	78,771	78,563

Dividends declared per share	$0.03	$0.03	$0.06	$0.045

(1) Includes stock-based compensation as follows:
Cost of revenue	$2,281	$1,387	$4,234	$2,398
Operating expenses	$6,364	$3,771	$10,680	$6,055

PEGASYSTEMS INC.

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)

($ in thousands, except per share amounts)

	Three Months Ended June 30,						% Increase (Decrease)

	2015 GAAP	Adj.	2015 Non-GAAP	2014 GAAP	Adj.	2014 Non-GAAP	GAAP		Non-GAAP

TOTAL REVENUE	$ 162,019	$ -	$ 162,019	$ 142,985	$ 883	$ 143,868	13%		13%
Software license	63,497	-	63,497	54,012	521	54,533	18%		16%
Maintenance	49,329	-	49,329	45,393	153	45,546	9%		8%
Services	49,193	-	49,193	43,580	209	43,789	13%		12%

TOTAL COST OF REVENUE	$ 54,781	$ (3,628)	$ 51,153	$ 46,691	$ (2,831)	$ 43,860	17%		17%
Amortization of intangible assets (2)	1,347	(1,347)	-	1,444	(1,444)	-
Stock-based compensation	2,281	(2,281)	-	1,387	(1,387)	-

GROSS MARGIN %	66%		68%	67%		70%	(116)	bp	(109)	bp

TOTAL OPERATING EXPENSES (3)	$ 101,988	$ (8,149)	$ 93,839	$ 94,072	$ (5,908)	$ 88,164	8%		6%
Amortization of intangible assets (2)	1,772	(1,772)	-	1,980	(1,980)	-
Stock-based compensation	6,364	(6,364)	-	3,771	(3,771)	-
Acquisition-related	13	(13)	-	157	(157)	-

INCOME FROM OPERATIONS	$ 5,250	$ 11,777	$ 17,027	$ 2,222	$ 9,622	$ 11,844	136%		44%

OPERATING MARGIN %	3%		11%	2%		8%	169	bp	228	bp

INCOME TAX EFFECTS (4)	$ 1,397	$ 3,936	$ 5,333	$ 883	$ 3,137	$ 4,020	58%		33%

NET INCOME	$ 3,104	$ 7,841	$ 10,945	$ 1,504	$ 6,485	$ 7,989	106%		37%

DILUTED EARNINGS PER SHARE	$ 0.04	$ 0.10	$ 0.14	$ 0.02	$ 0.08	$ 0.10	100%		40%

DILUTED WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING	78,950	-	78,950	78,280	-	78,280	1%		1%

PEGASYSTEMS INC.

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)

($ in thousands, except per share amounts)

	Six Months Ended June 30,						% Increase (Decrease)

	2015 GAAP	Adj.	2015 Non-GAAP	2014 GAAP	Adj.	2014 Non-GAAP	GAAP		Non-GAAP

TOTAL REVENUE	$ 315,937	$ -	$ 315,937	$ 283,449	$ 2,642	$ 286,091	11%		10%
Software license	121,472	-	121,472	106,626	1,043	107,669	14%		13%
Maintenance	98,081	-	98,081	90,274	375	90,649	9%		8%
Services	96,384	-	96,384	86,549	1,224	87,773	11%		10%

TOTAL COST OF REVENUE	$ 104,840	$ (6,849)	$ 97,991	$ 92,604	$ (5,682)	$ 86,922	13%		13%
Amortization of intangible assets (2)	2,690	(2,690)	-	3,284	(3,284)	-
Stock-based compensation	4,234	(4,234)	-	2,398	(2,398)	-
Indemnification claim and indirect tax settlements	(75)	75	-	-	-	-

GROSS MARGIN %	67%		69%	67%		70%	(51)	bp	(63)	bp

TOTAL OPERATING EXPENSES (3)	$ 193,938	$ (10,431)	$ 183,507	$ 173,996	$ (10,314)	$ 163,682	11%		12%
Amortization of intangible assets (2)	3,567	(3,567)	-	3,896	(3,896)	-
Stock-based compensation	10,680	(10,680)	-	6,055	(6,055)	-
Indemnification claim and indirect tax settlements	(3,855)	3,855	-
Acquisition-related	39	(39)	-	363	(363)	-

INCOME FROM OPERATIONS	$ 17,159	$ 17,280	$ 34,439	$ 16,849	$ 18,638	$ 35,487	2%		(3%)

OPERATING MARGIN %	5%		11%	6%		12%	(51)	bp	(150)	bp

INCOME TAX EFFECTS (4)	$ 4,722	$ 5,188	$ 9,910	$ 5,659	$ 6,212	$ 11,871	(17%)		(17%)

NET INCOME	$ 9,039	$ 12,092	$ 21,131	$ 11,269	$ 12,426	$ 23,695	(20%)		(11%)

DILUTED EARNINGS PER SHARE	$ 0.11	$ 0.16	$ 0.27	$ 0.14	$ 0.16	$ 0.30	(21%)		(10%)

DILUTED WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING	78,771	-	78,771	78,563	-	78,563	0%		0%

PEGASYSTEMS INC.

FOOTNOTES FOR RECONCILIATON OF

SELECTED GAAP MEASURES TO NON-GAAP MEASURES

(1)	This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures see disclosure under Discussion of Non-GAAP Financial Measures included earlier in this release and below. Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:

Revenue: Business combination accounting rules require that we determine the fair value of the deferred revenue liability for contractual obligations assumed primarily from our acquisition of Antenna Software, Inc. and its subsidiaries (“Antenna”) in October 2013. In post-acquisition reporting periods, we recognize revenue for the fair value of these contracts, when all the revenue recognition criteria are satisfied, instead of the revenue that would have been recognized by Antenna as an independent company. We add back the effect of the deferred revenue fair value adjustment in non-GAAP revenue to reflect the full amount of these revenues to provide a more complete comparison of the revenue guidance to peer companies. No adjustments were made to revenue for the first six months of 2015.

Amortization of intangible assets: We have excluded the amortization expense of intangible assets from our non-GAAP operating expenses and net earnings measures. Amortization of intangible assets is inconsistent in amount and frequency and is significantly affected by the timing and size of our acquisitions. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of intangible assets will recur in future periods.

Stock-based compensation expense: We have excluded stock-based compensation expense from our non-GAAP operating expenses and net earnings measures. Although stock-based compensation is a key incentive offered to our employees, and we believe such compensation contributed to the revenues earned during the periods presented and will contribute to the generation of future period revenues, we continue to evaluate our business performance excluding stock-based compensation expense.

Acquisition-related expenses: We have excluded the effect of acquisition-related expenses from our non-GAAP operating expenses and net earnings measures. We incurred direct and incremental expenses associated with the Antenna and 2014 acquisitions. These acquisition-related expenses were primarily professional fees to affect the acquisitions. We believe it is useful for investors to understand the effects of these items on our total operating expenses.

Indemnification claim and indirect tax settlements: We reached an agreement with the former shareholders of Antenna to release a portion of the funds held in escrow as security for their indemnification obligations to us in settlement of the outstanding indemnification claims. The settlement resulted in a benefit to cost of revenue and operating expenses in the first quarter of 2015. In addition, we favorably settled indirect tax liabilities related to the Antenna acquisition, which resulted in a benefit to operating expenses in the first quarter of 2015. We believe the benefit associated with the settlements of the Antenna indemnification claims and indirect tax liabilities is not representative of our ongoing business, and we have excluded the effects of these items from our non-GAAP operating results and net earnings measures.

(2)	Estimated future annual amortization expense related to intangible assets as of June 30, 2015 is as follows:

(in thousands)
Remainder of 2015	$5,954
2016	11,524
2017	9,826
2018	8,826
2019	3,034
2020 and thereafter	255

Total intangible assets subject to amortization	$39,419

(3)	Below is a reconciliation of non-GAAP operating expenses:

	Three Months Ended June 30,
	2015		2015	2014		2014
(in thousands)	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP

Selling and marketing	$60,389	$(3,866)	$56,523	$56,342	$ (2,971)	$53,371
Amortization of intangible assets	1,534	(1,534)	-	1,499	(1,499)	-
Stock-based compensation	2,332	(2,332)	-	1,472	(1,472)	-
Research and development	$31,372	$(2,265)	$29,107	$27,323	$ (1,106)	$26,217
Stock-based compensation	2,265	(2,265)	-	1,106	(1,106)	-
General and administrative	$10,214	$(2,005)	$8,209	$10,250	$ (1,674)	$8,576
Amortization of intangible assets	238	(238)	-	481	(481)	-
Stock-based compensation	1,767	(1,767)	-	1,193	(1,193)	-
Acquisition-related	$13	$(13)	$-	$157	$ (157)	$-
TOTAL OPERATING EXPENSES	$101,988	$(8,149)	$93,839	$94,072	$ (5,908)	$88,164

	Six Months Ended June 30,
	2015		2015	2014		2014
(in thousands)	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP

Selling and marketing	$116,124	$(6,936)	$109,188	$102,149	$(5,431)	$96,718
Amortization of intangible assets	3,065	(3,065)	-	2,995	(2,995)	-
Stock-based compensation	3,878	(3,878)	-	2,436	(2,436)	-
Indemnification claim and indirect tax settlements	(7)	7	-	-	-	-
Research and development	$61,216	$(3,691)	$57,525	$51,932	$(1,749)	$50,183
Stock-based compensation	4,131	(4,131)	-	1,749	(1,749)	-
Indemnification claim and indirect tax settlements	(440)	440	-	-	-	-
General and administrative	$16,559	$235	$16,794	$19,552	$(2,771)	$16,781
Amortization of intangible assets	502	(502)	-	901	(901)	-
Stock-based compensation	2,671	(2,671)	-	1,870	(1,870)	-
Indemnification claim and indirect tax settlements	(3,408)	3,408	-	-	-	-
Acquisition-related	$39	$(39)	$-	$363	$(363)	$-
TOTAL OPERATING EXPENSES	$193,938	$(10,431)	$183,507	$173,996	$(10,314)	$163,682

(4)	The GAAP income tax effects were calculated using an effective tax rate of 31.0% and 37.0% for the second quarter of 2015 and 2014, respectively. The non-GAAP income tax effects were calculated using an effective non-GAAP tax rate of 32.8% and 33.5% for the second quarter of 2015 and 2014, respectively.

The GAAP income tax effects were calculated using an effective tax rate of 34.3% and 33.4% for the first six months of 2015 and 2014, respectively. The non-GAAP income tax effects were calculated using an effective non-GAAP tax rate of 31.9% and 33.4% for the first six months of 2015 and 2014, respectively.

The difference between our GAAP and non-GAAP effective tax rates in the second quarter of 2015 primarily relates to the impact of non-GAAP income subjected to tax in higher tax rate jurisdictions during the period. The difference between our GAAP and non-GAAP effective tax rates in the first six months of 2015 primarily relates to the impact of higher non-GAAP income subjected to tax in lower tax rate jurisdictions during the period.

Pegasystems Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	As of June 30, 2015	As of December 31, 2014
Current Assets:
Cash and cash equivalents	$120,864	$114,585
Marketable securities	106,068	96,631

Total cash, cash equivalents, and marketable securities	226,932	211,216
Trade accounts receivable, net	135,585	154,844
Deferred income taxes	12,948	12,974
Income taxes receivable	8,429	4,502
Other current assets	12,536	9,544

Total current assets	396,430	393,080
Property and equipment, net	33,855	30,156
Long-term deferred income taxes	70,765	69,258
Long-term other assets	3,016	2,783
Intangible assets, net	39,419	45,664
Goodwill	46,882	46,860

Total assets	$590,367	$587,801

Current liabilities:
Accounts payable	$8,330	$4,752
Accrued expenses	40,326	42,958
Accrued compensation and related expenses	37,249	47,250
Deferred revenue	143,001	134,672

Total current liabilities	228,906	229,632
Income taxes payable	24,919	24,896
Long-term deferred revenue	16,214	20,859
Other long-term liabilities	16,751	17,709

Total liabilities	286,790	293,096
Stockholders’ equity:	303,577	294,705

Total liabilities and stockholders’ equity	$590,367	$587,801

Pegasystems Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Six Months Ended June 30,
	2015	2014
Operating activities:
Net income	$ 9,039	$ 11,269
Adjustments to reconcile net income to cash provided by operating activities:
Excess tax benefits from equity awards and deferred income taxes	(3,805)	(3,425)
Depreciation, amortization, foreign currency transaction loss (gain), and other non-cash items	15,738	11,589
Stock-based compensation expense	14,914	8,453
Change in operating assets and liabilities, net	3,513	46,049

Cash provided by operating activities	39,399	73,935

Cash used in investing activities	(18,212)	(18,008)

Cash used in financing activities	(13,234)	(11,287)

Effect of exchange rates on cash and cash equivalents	(1,674)	2,240

Net increase in cash and cash equivalents	6,279	46,880
Cash and cash equivalents, beginning of period	114,585	80,231

Cash and cash equivalents, end of period	$ 120,864	$ 127,111

Pegasystems Inc.

Historical License and Cloud Backlog

(in thousands)

	2015	2015	2014	2014	2014	2014	2013	2013

	Q2	Q1	Q4	Q3	Q2	Q1	Q4	Q3

Total billed deferred license and cloud revenue	61,339	79,639	63,048	68,561	54,938	62,741	64,267	34,644

Total off-balance sheet license and cloud commitments	330,043	294,412	301,409	265,309	298,658	270,243	283,099	248,403

TOTAL LICENSE AND CLOUD BACKLOG	$391,382	$374,051	$364,457	$333,870	$353,596	$332,984	$347,366	$283,047

Pegasystems Inc..

FY 2015 Reconciliation of Forward-Looking Guidance

($ in thousands, except per share amounts)

	Fiscal Year 2015
Net Income and Diluted EPS - GAAP basis	$38,943	$0.49

Adjustment to exclude amortization of intangible assets, net of tax	7,769	0.10
Adjustment to exclude stock-based compensation, net of tax	15,278	0.19

Net Income and Diluted EPS - Non-GAAP basis	$61,990	$0.78